                                                          Exhibit 99(b)



                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 11-K




            ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                 For the Year Ended December 31, 1998

                      Commission File No. 1-8968

                            _______________


                    ANADARKO EMPLOYEE SAVINGS PLAN

                            _______________


                    ANADARKO PETROLEUM CORPORATION



                        17001 Northchase Drive
                      Houston, Texas  77060-2141

                            (281) 875-1101

                    ANADARKO EMPLOYEE SAVINGS PLAN

              INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                         FINANCIAL STATEMENTS
                                                                Page

Statement of Net Assets Available for Benefits
 (with Fund Information), December 31, 1998                       1
Statement of Net Assets Available for Benefits
 (with Fund Information), December 31, 1997                       3
Statement of Changes in Net Assets Available for Benefits
 (with Fund Information), Year Ended December 31, 1998            5
Notes to Financial Statements                                     9
Independent Auditors' Report                                     16


                           SCHEDULES

Schedule I - Item 27a - Schedule of Assets Held for
  Investment Purposes, December 31, 1998                         S-1
Schedule IV -Item 27d - Schedule of Reportable Transactions,
  Year Ended December 31, 1998                                   S-2

  All other schedules are omitted because they are not applicable, not required or the information is included in the Financial Statements or Notes thereto.

                         ANADARKO EMPLOYEE SAVINGS PLAN
                 Statement of Net Assets Available for Benefits
                             (with Fund Information)
                                December 31, 1998
                                                          Growth
                                            Company       Equity     Balanced    Small-Cap
thousands except number of shares         Stock Fund       Fund        Fund     Equity Fund
Assets
Investments, at fair value:
  Anadarko Petroleum Corporation -
    2,953,831 shares of common stock
    (cost $80,480)                          $91,199       $  ---       $ ---        $  ---
  Scudder Growth and Income Mutual Fund -
    322,939 units (cost $9,261)                 ---        8,497         ---           ---
  George Putnam Mutual Fund -
    493,269 units (cost $8,251)                 ---          ---       8,899           ---
  Franklin Balance Sheet Investment
    Mutual Fund - 39,477 units (cost $1,370)    ---          ---         ---         1,248
  Janus Worldwide Mutual Fund - 45,946 units
    (cost $1,945)                               ---          ---         ---           ---
  Vanguard Index 500 Mutual Fund - 47,066
     units (cost $4,676)                        ---          ---         ---           ---
  Money market investments                      ---          ---         ---           ---
  Member loans receivable                     4,134          ---         ---           ---
                                             95,333        8,497       8,899         1,248
Accrued interest and dividends
  receivable                                     35          590         ---           ---
Member contribution receivable                  449          110          82            18
Employer contribution receivable                558          ---         ---           ---
Other assets                                    636          ---         ---           ---

  Total assets                               97,011        9,197       8,981         1,266

Liabilities                                       1          691          84            28

Net Assets Available For Benefits           $97,010       $8,506       $8,897       $1,238

                                                                                (Continued)



                         ANADARKO EMPLOYEE SAVINGS PLAN
           Statement of Net Assets Available for Benefits (Continued)
                             (with Fund Information)
                                December 31, 1998
                                              Global       S&P 500       Money
thousands except number of shares              Fund       Index Fund   Market Fund    Total
Assets
Investments, at fair value:
  Anadarko Petroleum Corporation -
    2,953,831 shares of common stock
    (cost $80,480)                           $  ---           $  ---        $---    $ 91,199*
  Scudder Growth and Income Mutual Fund -
    322,939 units (cost $9,261)                 ---              ---         ---       8,497*
  George Putnam Mutual Fund -
    493,269 units (cost $8,251)                 ---              ---         ---       8,899*
  Franklin Balance Sheet Investment
    Mutual Fund - 39,477 units (cost $1,370)    ---              ---         ---       1,248
  Janus Worldwide Mutual Fund - 45,946 units
    (cost $1,945)                             2,176              ---         ---       2,176
  Vanguard Index 500 Mutual Fund - 47,066
    units (cost $4,676)                         ---            5,363         ---       5,363
  Money market investments                      ---              ---      13,541      13,541*
  Member loans receivable                       ---              ---         ---       4,134
                                              2,176            5,363      13,541     135,057
Accrued interest and dividends
  receivable                                    ---              ---          57         682
Member contribution receivable                  33                66          63         821
Employer contribution receivable               ---               ---         ---         558
Other assets                                   ---               ---         ---         636

  Total assets                                2,209            5,429      13,661     137,754

Liabilities                                      48              291          57       1,200

Net Assets Available For Benefits            $2,161           $5,138     $13,604    $136,554

*Represents more than 5% of net assets available for benefits.


                 See accompanying notes to financial statements.

                         ANADARKO EMPLOYEE SAVINGS PLAN
                 Statement of Net Assets Available for Benefits
                             (with Fund Information)
                                December 31, 1997
                                                          Growth
                                          Company         Equity         Balanced       Small-Cap
thousands except number of shares        Stock Fund        Fund            Fund        Equity Fund
Assets
Investments, at fair value:
  Anadarko Petroleum Corporation -
    2,602,472 shares of common stock
    (cost $61,838)                         $78,969        $  ---           $  ---            $---
  Scudder Growth and Income Mutual Fund -
    305,939 units (cost $8,966)                ---         8,361              ---             ---
  George Putnam Mutual Fund -
    530,843 units (cost $8,545)                ---           ---            9,545             ---
  Franklin Balance Sheet Investment
    Mutual Fund - 27,416 units (cost $970)     ---           ---              ---             920
  Janus Worldwide Mutual Fund - 28,691 units
    (cost $1,181)                              ---           ---              ---             ---
  Vanguard Index 500 Mutual Fund - 15,269
    units (cost $1,364)                        ---           ---              ---             ---
  Money market investments                     936           ---              ---             ---
  Member loans receivable                    3,849           ---              ---             ---
                                            83,754         8,361            9,545             920
Accrued interest and dividends
  receivable                                     6           ---              ---             ---

  Total assets                              83,760         8,361            9,545             920

Liabilities                                    503           ---              ---             ---

Net Assets Available For Benefits          $83,257        $8,361           $9,545            $920

                                                                                        (Continued)



                         ANADARKO EMPLOYEE SAVINGS PLAN
           Statement of Net Assets Available for Benefits (Continued)
                             (with Fund Information)
                                December 31, 1997
                                              Global       S&P 500       Money
thousands except number of shares              Fund       Index Fund    Market Fund     Total
Assets
Investments, at fair value:
  Anadarko Petroleum Corporation -
    2,602,472 shares of common stock
    (cost $61,838)                           $  ---           $  ---      $   ---     $ 78,969*
  Scudder Growth and Income Mutual Fund -
    305,939 units (cost $8,966)                 ---              ---          ---        8,361*
  George Putnam Mutual Fund -
    530,843 units (cost $8,545)                 ---              ---          ---        9,545*
  Franklin Balance Sheet Investment
    Mutual Fund - 27,416 units (cost $970)      ---              ---          ---          920
  Janus Worldwide Mutual Fund - 28,691 units
    (cost $1,181)                             1,084              ---          ---        1,084
  Vanguard Index 500 Mutual Fund - 15,269
    units (cost $1,364)                         ---            1,375          ---        1,375
  Money market investments                      ---              ---       11,108       12,044*
  Member loans receivable                       ---              ---          ---        3,849
                                              1,084            1,375       11,108      116,147
Accrued interest and dividends
  receivable                                    ---              ---           49           55

  Total assets                                1,084            1,375       11,157      116,202

Liabilities                                      65              ---          ---          568

Net Assets Available For Benefits            $1,019           $1,375      $11,157     $115,634

*Represents more than 5% of net assets available for benefits.





                 See accompanying notes to financial statements.

                          ANADARKO EMPLOYEE SAVINGS PLAN
            Statement of Changes in Net Assets Available for Benefits
                             (with Fund Information)
                      For the Year Ended December 31, 1998
                                                            Growth
                                          Company           Equity       Balanced     Small-Cap
thousands                                Stock Fund          Fund          Fund      Equity Fund
Investment income:
  Dividends on Anadarko Petroleum
    Corporation common stock               $   516         $  ---           $---           $ ---
  Dividends on Scudder Growth and
    Income units                               ---          1,431            ---             ---
  Dividends on George Putnam units             ---            ---            882             ---
  Dividends on Franklin Balance Sheet
    Investment units                           ---            ---            ---              61
  Dividends on Janus Worldwide units           ---            ---            ---             ---
  Dividends on Vanguard Index 500
    units                                      ---            ---            ---             ---
  Interest earned                               31            ---            ---             ---
  Interest income on participant loans         359            ---            ---             ---

      Total investment income                  906          1,431            882              61

Investment expenses:
  Administrative expenses
    (fees and commissions)                      89            ---            ---             ---

    Net investment income                      817          1,431            882              61

Net realized gain on investments             7,045             49             92              12

Net unrealized appreciation (depreciation)
  in fair value of investments             $(1,413)        $ (394)          $(44)          $(108)

                                                                                      (Continued)


                         ANADARKO EMPLOYEE SAVINGS PLAN
      Statement of Changes in Net Assets Available for Benefits (Continued)
                             (with Fund Information)
                      For the Year Ended December 31, 1998

                                              Global       S&P 500       Money
thousands                                      Fund       Index Fund   Market Fund        Total
Investment income:
  Dividends on Anadarko Petroleum
    Corporation common stock                   $---             $---          $---       $   516
  Dividends on Scudder Growth and
    Income units                                ---              ---           ---         1,431
  Dividends on George Putnam units              ---              ---           ---           882
  Dividends on Franklin Balance Sheet
    Investment units                            ---              ---           ---            61
  Dividends on Janus Worldwide units              8              ---           ---             8
  Dividends on Vanguard Index 500
    units                                       ---               74           ---            74
  Interest earned                               ---              ---           706           737
  Interest income on participant loans          ---              ---           ---           359

      Total investment income                     8               74           706         4,068

Investment expenses:
  Administrative expenses
    (fees and commissions)                      ---              ---           ---            89

    Net investment income                         8               74           706         3,979

Net realized gain on investments                124              253           ---         7,575

Net unrealized appreciation (depreciation)
  in fair value of investments                 $210             $631          $---       $(1,118)


                                                                                 (Continued)





                         ANADARKO EMPLOYEE SAVINGS PLAN
      Statement of Changes in Net Assets Available for Benefits (Continued)
                             (with Fund Information)
                      For the Year Ended December 31, 1998

                                                            Growth
                                          Company           Equity        Balanced       Small-Cap
thousands except number of shares        Stock Fund          Fund            Fund       Equity Fund
Contributions:
  Member                                   $ 4,403         $1,146           $  809          $  186
  Employer
    Anadarko Petroleum Corporation
      common stock (139,231 shares)          4,938            ---              ---             ---
                                             9,341          1,146              809             186
  Interfund transfers                         (483)        (1,890)          (2,148)            169
  Additional contributions
    resulting from forfeitures                  36            ---              ---             ---

    Total contributions                      8,894           (744)          (1,339)            355

Withdrawals:
  Distributions to Members                   1,554            197              239               2
  Forfeitures                                   36            ---              ---             ---

    Total withdrawals                        1,590            197              239               2

Increase (decrease) in net assets
  during the year                           13,753            145             (648)            318
Net assets at beginning of year             83,257          8,361            9,545             920

Net assets at end of year                  $97,010         $8,506           $8,897          $1,238



                                                                                 (Continued)




                         ANADARKO EMPLOYEE SAVINGS PLAN
      Statement of Changes in Net Assets Available for Benefits (Continued)
                             (with Fund Information)
                      For the Year Ended December 31, 1998

                                           Global          S&P 500           Money
thousands except number of shares           Fund          Index Fund      Market Fund          Total
Contributions:
  Member                                   $  377             $  634          $   575        $  8,130
  Employer
    Anadarko Petroleum Corporation
      common stock (139,231 shares)           ---                ---              ---           4,938
                                              377                634              575          13,068
  Interfund transfers                         433              2,216            1,703             ---
  Additional contributions
    resulting from forfeitures                ---                ---              ---              36

    Total contributions                       810              2,850            2,278          13,104

Withdrawals:
  Distributions to Members                     10                 45              537           2,584
  Forfeitures                                 ---                ---              ---              36

    Total withdrawals                          10                 45              537           2,620

Increase (decrease) in net assets
  during the year                           1,142              3,763            2,447          20,920
Net assets at beginning of year             1,019              1,375           11,157         115,634

Net assets at end of year                  $2,161             $5,138          $13,604        $136,554










                          See accompanying notes to financial statements.

                        ANADARKO EMPLOYEE SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS



1.  Summary of Significant Accounting Policies

Basis of Presentation   The accounts of the Anadarko Employee Savings Plan
(Plan) are maintained on an accrual basis. Certain amounts for the prior year have been restated to conform to the current presentation.

Use of Estimates   The financial statements have been prepared in conformity
with generally accepted accounting principles. In preparing financial statements, management makes informed judgements and estimates that affect the reported amounts of assets and liabilities as of the date of the financial statements and affect the additions and deductions to net assets available for Plan benefits. Actual results may differ from these estimates.

Expenses All trustee fees, brokerage fees and other expenses incident to the administration of the Plan may be paid by Anadarko Petroleum Corporation (Anadarko, the Company or the Employer) and, if not paid by the Company, shall be paid by the Plan. In 1998, the Company elected to pay the trustee fees for the Plan and presently intends to continue to do so although the Company can, at its discretion, discontinue this practice. Effective October 1997, a five-cents per share brokerage fee is charged to participants for each share of Anadarko stock transferred out of the Company Stock Fund.

Investments   On each valuation date, as defined, securities held by the Plan are valued at fair value and the increase or decrease in the value of securities held, plus any net income or loss of the Plan, is allocated to the participants' accounts. Fair value is based on the closing market price of the securities at December 31. Security transactions are recorded on a trade-date basis.

Realized gains and losses are based on the difference between fair values of the withdrawn securities at the trade date and the fair value at January 1.
If no shares existed at the beginning of the period, realized gains and losses reported on withdrawals of securities were based on the difference between market values of the withdrawn securities at the trade date and the average cost to the Plan.

Member loans receivable are valued at amortized cost, which approximates fair value.

2.  Description of the Plan

The Plan was adopted by the Company's Board of Directors and approved by its sole stockholder on August 27, 1986. The Plan has been subsequently restated and amended. The financial statements and accompanying notes relate to the Plan as in effect on December 31, 1998.

                    ANADARKO EMPLOYEE SAVINGS PLAN
              NOTES TO FINANCIAL STATEMENTS (Continued)



2.  Description of the Plan (Continued)

The purpose of the Plan is to encourage and assist employees in accumulating retirement savings, to provide a means for employees to have an ownership interest in common stock of the Company (Company Stock) and to encourage employees to remain in the employ of the Company, its subsidiaries and affiliates. The Plan has been adopted exclusively to provide benefits for employees participating in the Plan (Members) and their beneficiaries, and no part of the corpus or income of the trust fund (Trust) established pursuant to the Plan to hold contributions of Members and the Company may be used for any purpose other than to provide such benefits and defray reasonable expenses of administering the Plan.

The Plan is a defined contribution plan that is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (Code). See Note 4. All regular employees of the Company are eligible to participate in the Plan upon employment. Participation is voluntary. Directors and officers who are also employees of the Company may participate on the same basis as all other employees. Members may contribute to the Plan up to 12% of their compensation, which includes base salary or wages, as well as overtime and incentive bonuses (excluding override payments, front-end bonuses and other special payments). The Company will match 100% of a Member's contributions up to a maximum of 6% of such Member's compensation. Subject to provisions of the Plan and applicable provisions of the Code and Treasury Regulations, an Eligible Employee may make a Qualified Rollover Contribution to the Plan.

Contributions by a Member are always the Member's property and not subject to vesting. A Member has a 100% vested right to Employer matching contributions after three years of service or upon death, retirement, disability or a change of control of the Company. Subject to certain restrictions, Members may elect to have amounts distributed from the Plan to them prior to termination of employment through withdrawals or loans from the Plan. Contributions to the Plan are subject to certain limitations under the Code. Generally, employee contributions are withheld on the 25th of the month and sent to the Trustee by the first of the following month.

The Employer contribution account of an employee who terminates employment prior to the time that he or she is vested will be forfeited by the employee. For 1998, employee forfeitures were $36,000. Forfeitures do not affect net assets of the Plan but merely reduce future Employer contributions.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                        ANADARKO EMPLOYEE SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS (Continued)



3.  Investment Programs

Employer Contributions   The Employer contribution accounts of Members will be
invested in Company Stock.

Investment Options for Tax-Deferred, After-Tax and Rollover Contributions Each Member may designate the manner in which the amounts allocated to their tax-deferred savings account, their after-tax savings account and their rollover account shall be invested. The following is a listing of options:

Option 1 In shares of Company Stock. Amounts invested under Option 1 shall be invested along with Employer matching contributions as one fund referred to as the Company Stock Fund.

Option 2 In such general growth equity investments (other than Company Stock unless purchased indirectly via a mutual fund investment) as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 2. Amounts invested under Option 2 shall be invested as one fund referred to as the Growth Equity Fund.

Option 3 In such general fixed income and equity investments (other than Company Stock unless purchased indirectly via a mutual fund investment) as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 3. Amounts invested under Option 3 shall be invested as one fund referred to as the Balanced Fund.

Option 4 In such general small-cap equity investments (other than Company Stock unless purchased indirectly via a mutual fund investment) as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 4. Amounts invested under Option 4 shall be invested as one fund referred to as the Small-Cap Equity Fund.

Option 5 In such general worldwide equity investments (other than Company Stock unless purchased indirectly via a mutual fund investment) as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 5. Amounts invested under Option 5 shall be invested as one fund referred to as the Global Fund.

                    ANADARKO EMPLOYEE SAVINGS PLAN
              NOTES TO FINANCIAL STATEMENTS (Continued)


3.  Investment Programs (Continued)

Option 6 In such general equity index investments (other than Company Stock unless purchased indirectly via a mutual fund investment) as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 6. Amounts invested under Option 6 shall be invested as one fund referred to as the S&P 500 Index Fund.

Option 7 In such money market investments as the Trustee may determine. Such investments may be made as direct investments of the Trust or may be investments in mutual funds which have investment guidelines and criteria which are consistent with this Option 7. Amounts invested under Option 7 shall be invested as one fund referred to as the Money Market Fund.

A Member may designate one of such options for all of the contributions to their tax-deferred savings account, their after-tax savings account and their rollover account or a Member may designate a percentage in 10% increments of such contributions to be invested pursuant to each option. Invested funds of Members, including Employer contributions, can be transferred between funds at the election of the Member, subject to certain restrictions as defined in the Plan. The amount of such transfers are reported as interfund transfers in the Statement of Changes in Net Assets Available for Benefits (with Fund Information).

As of December 31, 1998, a total of 556 Members were investing their contributions in the Company Stock Fund, 55 Members were investing their contributions in the Money Market Fund, 23 Members were investing their contributions in the Balanced Fund, 18 Members were investing their contributions in the Growth Equity Fund, 15 Members were investing their contributions in the S&P 500 Index Fund, 3 Members were investing their contributions in the Global Fund, no Members were investing their contributions in the Small-Cap Equity Fund and 661 Members were investing their contributions in a combination of funds.

Member Loans Receivable The amount of a Member's loan may not be more than the lesser of (1) 50% of the Member's vested account balance, or (2) $50,000 less the highest outstanding loan balance in the previous 12 months. Loan terms range from six months to five years. The loans are secured by the balance in the Member's account and bear interest at a rate fixed for the life of the loan. The interest rate is determined to be the prime interest rate plus 1% as reported in the Wall Street Journal on the first business day of the quarter preceding the date the loan was requested. Interest rates for current outstanding loans range from 6% to 10%. Principal and interest are paid ratably through monthly or semi-monthly payroll deductions.

                        ANADARKO EMPLOYEE SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS (Continued)


4.  Federal Income Taxes

The Company has received a favorable determination letter from the Internal Revenue Service that (i) the Plan as amended effective April 23, 1998 met the requirements of section 401(a) of the Code and the Trust established thereunder is exempt from federal income tax under section 501(a) of the Code and (ii) the provisions of the Plan as amended effective April 23, 1998 regarding tax-deferred contributions constituted a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code.

The Company is entitled to deduct for federal income tax purposes the amount of tax-deferred contributions and Employer matching contributions made to the Plan. In general, neither such contributions to the Plan nor the income of the Trust earned thereon and earned on Members' after-tax contributions to the Plan will be taxable to Members as income prior to the time such Members receive a distribution from the Plan. A Member's after-tax contributions to the Plan are not deductible from their taxable income. A Member's tax-deferred contributions are excluded from their taxable income for the year contributions are made, except for any amounts which exceed limitations under the Code.

Certain tax consequences apply upon withdrawal and distribution of amounts in a Member's accounts, therefore a Member should seek tax advice prior to requesting a withdrawal or distribution.

                        ANADARKO EMPLOYEE SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS (Continued)


5. Net Realized Gain on Investments

The net realized gain on investments for the year ended December 31, 1998 was computed as follows:

                  Company      Growth Equity    Balanced    Small-Cap
thousands        Stock Fund        Fund           Fund     Equity Fund
Total proceeds     $36,726         $3,704        $3,850         $675
Total costs         29,681          3,655         3,758          663
Net realized
  gain             $ 7,045         $   49        $   92         $ 12

                                                        (Continued)


                    Global       S&P 500
thousands            Fund       Index Fund                     Total

Total proceeds      $1,185         $3,650                    $49,790
Total costs          1,061          3,397                     42,215
Net realized
  gain              $  124         $  253                    $ 7,575






                        ANADARKO EMPLOYEE SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS (Continued)


6.  Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                 December 31
            thousands                          1998       1997
Net assets available for benefits per
  the financial statements                   $136,554  $115,634
Amounts allocated to withdrawing
  participants                                (1,796)       ---
Net assets available for benefits per
  the Form 5500                              $134,758  $115,634

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                             Year Ended
            thousands                     December 31, 1998
Benefits paid to participants per
  the financial statements                          $2,584
Add:  Amounts allocated to withdrawing
  participants at December 31, 1998                  1,796
Benefits paid to participants per
  the Form 5500                                     $4,380

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                  INDEPENDENT AUDITORS' REPORT



The Administrative Committee
Anadarko Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits (with fund information) of the Anadarko Employee Savings Plan (the Plan), as of December 31, 1998 and 1997 and the related statement of changes in net assets available for benefits (with fund information), for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits (with fund information) of the Plan as of December 31, 1998 and 1997 and the changes in net assets available for benefits (with fund information), for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, as amended. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



[KPMG LLP]

Houston, Texas
June 11, 1999

                                                          Schedule I

                    ANADARKO EMPLOYEE SAVINGS PLAN
      Item 27a - Schedule of Assets Held for Investment Purposes
                          December 31, 1998

                                     Shares/Par                  Fair
Description                            Value         Cost        Value
thousands except number of shares
Common Stock:
 Anadarko Petroleum Corporation*      2,953,831    $ 80,480    $ 91,199

Mutual Funds:
 Scudder Growth and Income              322,939       9,261       8,497
 George Putnam                          493,269       8,251       8,899
 Franklin Balance Sheet
    Investment                           39,477       1,370       1,248
 Janus Worldwide                         45,946       1,945       2,176
 Vanguard Index 500                      47,066       4,676       5,363
                                                     25,503      26,183

Money Market - Nations Prime
 Fund                                13,541,094      13,541      13,541
Member Loans* (6% to 10%
  interest rates)                           ---       4,134       4,134

                                                   $123,658    $135,057

*Party-in-interest



See accompanying Independent Auditors' Report.

                                                                  Schedule IV

                         ANADARKO EMPLOYEE SAVINGS PLAN
                 Item 27d - Schedule of Reportable Transactions
                      For the Year Ended December 31, 1998

                              ---------------Disposed---------------     --------Acquired--------
                                Number of                                  Number of
Description                   Transactions    Proceeds      Gain         Transactions    Cost
thousands except number
  of transactions
Anadarko Petroleum
 Corporation Common Stock*         53         $36,174     $12,101           84         $39,352
Mutual Fund - Vanguard Index 500   --         $   ---     $   ---          111         $ 6,754
Money Market -
 Nations Prime Fund               141         $39,359     $   ---          125         $52,900
 Pyramid Government Securities    117         $40,580     $   ---          169         $40,580



"Reportable transactions" represent a single or series of related transactions that exceeds 5% of the fair market value of Plan assets at the beginning of the year.


*Party-in-interest


See accompanying Independent Auditors' Report.